Exhibit 10.3

Victor D. Del Vecchio Assistant General Counsel
185 Franklin Street, 13th Floor Boston, MA 02110-1585

Phone 617 743-2323 Fax 617 737-0648 victor.delvecchio@verizon.com
VIA HAND DELIVERY
March 30, 2008
Ms. Debra A. Howland
Executive Director and Secretary
New Hampshire Public Utilities Commission
21 S. Fruit Street, Suite 10
Concord, NH 03301

Re:	DT 07-011 — VERIZON NEW ENGLAND INC., BELL ATLANTIC COMMUNICATIONS, INC., NYNEX LONG DISTANCE COMPANY, VERIZON SELECT SERVICES INC. AND FAIRPOINT COMMUNICATIONS, INC. Joint Application for Approvals Related to Verizon’s Transfer of Property and Customer Relations to Company to be Merged with and into FairPoint Communications, Inc.
Dear Ms. Howland:
     This is in response to your Secretarial Letter of March 28, 2008 scheduling a hearing in the above-referenced matter regarding FairPoint Communications, Inc.’s issuance of bonds (the “Secretarial Letter”), subsequently rescheduled for Sunday, March 30, 2008.
     To fully address any concerns the Commission may have in connection with FairPoint’s issuance of bonds referenced in the Commission’s Secretarial Letter, Verizon Communications Inc. and Staff of the Public Utilities Commission agree that Verizon will modify its implementation of Order No. 24,823 dated February 25, 2008 (the “Order”) at pages 84-85. Verizon will implement the conditions contained in the relevant pages of the Order by paying to FairPoint (i) $15 million on the first anniversary of the closing in anticipation of line loss but without any condition and (ii) $15 million on the second anniversary of the closing if either line loss is greater than 7.5 percent or the Interest Coverage Ratio (as defined in the Settlement Agreement among Verizon, FairPoint and Staff dated January 23, 2008) is less than 2.50 on the second anniversary of the closing.
     Verizon’s willingness to proceed in this fashion is conditioned on (i) Verizon’s not being subject to the financial line-loss obligation on the first anniversary of the closing contained on pages 84-85 of the Order and (ii) no additional conditions being imposed on Verizon as a condition of closing the transaction.
     Thank you for your attention to this matter.

Very truly yours,
/s/ Victor D. Del Vecchio
Victor D. Del Vecchio

Agreed to on behalf of Staff of the Public Utilities Commission:

/s/ F. Anne Ross, Esq.
Name: F. Anne Ross, Esq.	Date: March 30, 2008

cc:     Service List